Exhibit 10.24
[GRAPHIC OMITTED]
1. Basic Provisions (“Basic Provisions”)
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only May 20, 2008, is made by and between 88 12, a California limited partnership, dba Garaventa Properties (“Lessor”) and Endwave Corporation, a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).
     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 105 Lake Forest Way, Folsom, located in the County of Sacramento, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) An approximately 31,244 rentable square foot single-story office building (“Premises”). (See also Paragraph 2)
     1.3 Term: Five (5) years and One (1) months (“Original Term”) commencing November 1, 2008 or upon substantial completion of Lessee improvements (see Addendum, Paragraph 55) (“Estimated Commencement Date”) and ending November 30, 2013 (“Expiration Date”). (See also Paragraph 3)
     1.4 Early Possession:                                           (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
     1.5 Base Rent: $39,992.32 per month (“Base Rent”), payable on the First (1st) day of each month commencing January 1, 2009. (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
     1.6 Base Rent and Other Monies Paid Upon Execution:
          (a) Base Rent: $39,992.32 for the period 12/1/08 to 12/31/08.
          (b) Security Deposit: $46,241.12 (“Security Deposit”). (See also Paragraph 5)
          (c) Association Fees: $N/A for the period N/A.
          (d) Other: $ N/A for N/A.
          (e) Total Due Upon Execution of this Lease: $86,233.44.
     1.7 Agreed Use:
Office use and any other permitted use under all applicable laws and zoning ordinances including microelectronics device manufacturing and repair. (See also Paragraph 6)
     1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)
     1.9 Real Estate Brokers: (See also Paragraph 15)
          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction
(check applicable boxes):
☑ Cornish & Carey Commercial Real Estate represents Lessor exclusively (“Lessor’s Broker”);
☑ Gallaway Commercial, Inc./Colliers International represents Lessee exclusively (“Lessee’s Broker”); or
☐                      represents both Lessor and Lessee (“Dual Agency”).
          (b) Payment to Brokers: (Per separate agreement. See Paragraph 54).
     1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)
     1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ an Addendum consisting of Paragraphs 50 through 67;
☑ a site plan depicting the Premises; (Exhibit “A”)
☑ a current set of the Rules and Regulations;
☑ a Work Letter; (Exhibit “C”)
☑ other (specify): Lease Commencement Confirmation (Exhibit “B”); Exclusions to Operating Expenses (Exhibit “D”); Preliminary Space Plan (Exhibit “E”); and Final Construction Schedule (Exhibit “F”)
2. Premises.
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon ail of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.
     2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all

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other such elements In the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 8 months as to the HVAC systems, and to the remaining systems and other elements of the Building.
     2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each Improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee Is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of en actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.
     2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth In this Lease. In addition,

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Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to Investigate the financial capability and/or suitability of all proposed tenants.
     2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if Immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.
3. Term.
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing. Lessee’s right to cancel as set forth in this paragraph shall expire if not exercised within thirty (30) days following the expiration of sixty (60) day period in which Lessor has failed to deliver the Premises following the Commencement Date (See Addendum, Paragraph 56).
     3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted In this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashiers check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee falls to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s

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reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Lessor acknowledges that Lessee has disclosed its intentions to use lead solder paste, solder flux, and isopropyl alchohol in the ordinary course of its occupancy of the premises. Tenant’s disclosure of such intent does not modify or excuse any obligation of Lessee to indemnify Lessor that otherwise exists.
          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall

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include, but not be limited to, the effects of any contamination or Injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. Notwithstanding anything to the contrary herein, Lessor has no obligation to indemnify, defend, reimburse, and hold harmless Lessee, its employees, lenders, and sureties from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which migrate onto or under the Premises during Lessee’s occupancy thereof, where such migration arises from the acts or omissions of Lessee, its employees, agents, contractors, subcontractors, suppliers, vendors or invitees.
          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
          (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee caused the condition (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 62(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall Immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.
     6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

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7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, and skylights, located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all Improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size In the vicinity, including, when necessary, the exterior repainting of the Building. Lessee shall he responsible for the legal disposal or remediation of any Lessee Owned Alterations and Utility Installations, Trade Fixtures and any personal property of any kind remaining on the premises following the lease expiration, any option periods, or holdover periods, that are contaminated with Hazardous Substances.
          (b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and Improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, Including fire alarm and/or smoke detection, (iv) landscaping and Irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.
          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
          (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor shall have the obligation, to repair and maintain the common areas of the Premises including the landscaping, driveways, parking lots, signs, and sidewalks. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
          (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the Interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof

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without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements In a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 100% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate In any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
     7.4 Ownership; Removal; Surrender; and Restoration.
          (a) Ownership. Subject to Lessor’s rights to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, with sixty (60) days Notice of Election to elect in writing to become the owner of specified parts of the Lessee Owned Alterations and Utility Installations, to be effective at the end of the sixty (60) day period, or some other such time period as the parties may negotiate. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall become the property of Lessor at the expiration or termination of this lease.
          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
          (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain Ere property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
     8.1 Payment For Insurance. Sec Addendum, Paragraph 62.
     8.2 Liability Insurance. See Addendum, Paragraph 62.
     8.3 Lessee’s Property; Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such Insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

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          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or Indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
     8.4 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of ‘Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the Insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
     8.5 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
     8.6 Indemnity. See Addendum
     8.7 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or Its agents, neither Lessor nor its agents shall be liable under any circumstances for. (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of Income or profit therefrom. Instead, It Is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
     8.8 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever Is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of Its obligation to maintain the insurance specified in this Lease.
9. Damage or Destruction.
     9.1 Definitions.
          (a) “Promises Partial Damage” shall mean damage or destruction to the Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in B months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.
          (b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired In 6 months or less from the date of the

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damage or destruction. Lessor shall notify Lessee In writing within 30 days from the date of the damage or destruction as to whether or not the damage Is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.
     9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage In proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as Is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain In full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that them may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
     9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided In Paragraph 8.6.
     9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occur a of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in Insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

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     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
10. Real Property Taxes.
     10.1 Definition. As used herein, the term “Real Property Taxes” shall Include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other Income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
     10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then arty such advance payments may be treated by Lessor as an additional Security Deposit.
     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.
     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property. Lessee shall remain responsible for all such personal property taxes until the date on which Lessor has accepted in writing a conveyance of such property. The parties shall pro-rate any personal property taxes to the date of such written acceptance by Lessor.
11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee,

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Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall net be Sable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required.
          (a) Except for a Permitted Transfer as defined in 12 (b) below, Lessee shall not voluntarily or by operation law assign, transfer, mortgage or encumber, or sublet (collectively “assign” or “assignment”) all or any part of Lessee’s Interest in this Lease or in the premises without Lessor’s prior written consent.
          (b) Lessee may assign this lease or sublet the premises, or any portion thereof, without Lessor’s consent, to any entity which controls, in controlled by, or is under common control with Lessee; to any entity which results from a merger of, reorganization of, or consolidation with Lessee or to any entity which acquires substantially all of the stock or assets of Lessee, as a going concern, with respect to the business that is being conducted in the premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the capital stock of Lessee shall be deemed a Permitted Transfer if such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Lessee. Landlord shall have no right to terminate the lease in connection with, and shall have no right to any economic conseration resulting from any Permitted Transfer. Lastely, a Permitted Transfer shall not cause the lapse of Paragraph 39, Option Right, which are personal to the Lessee and any Permitted Transferee”. Any Permitted Transferee shall obtain Lessor’s prior written consent to any change In the Agreed Use.
          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greeter, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
          (d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.
          (e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
          (f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
          (g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
          (b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
          (c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as

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consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
          (g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Lessee hereby assigns and transfers to Lessor at of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
     13.1 Default; Breach. A “Default” is defined as a failure by either party to comply with or perform any of the terms, covenants, conditions, or Rules arid Regulations under this Lease. A “breach” is defined as the occurrence of one or more of the following Defaults, and the failure of the obligated party to cure such Default within any applicable grace period.
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
          (c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.
          (d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
          (e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a

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period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
          (f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
          (h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantor’s that existed at the time of execution of this Lease.
          (i) Default by Lessor as to the terms, covenants, conditions, or provisions of this Lease, where such default is not cured within thirty (30) days of receiving written notice from Lessee.
     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss at the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease Is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s Interests, shall not constitute a termination of the Lessee’s right to possession.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessees occupancy of the Premises.

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          (d) If Lessor fails to perform any of its affirmative duties or obligations with thirty (30) days of receiving written notice from Lessee, and if performance has not been waived by Lessee or otherwise mutually compromised, Lessee shall be entitled to seek those remedies available to commercial tenants at law or equity, including the award of reasonable attorney’s fees and costs.
     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to $1,000.00 The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for In Paragraph 13.4.
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee

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and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.
     15.1 Additional Commission. See Addendum
     15.2 Assumption of Obligations. See Addendum
     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finders fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
          (a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this ease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23. Notices.
     23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of

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notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shell be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers.
          (a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
          (b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee In connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
          (c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
          (a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers In this transaction, as follows:
               (i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
               (ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
               (iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (I) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
          (b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker

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more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
          (c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or In equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of Its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, adornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with

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any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there Is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise In writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) Incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, Including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor. (See Addendum, Paragraph 67)
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:
     39.1 Definition. "Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has an other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
     39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.
     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
     39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) In the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s Inability to exercise an Option because of the provisions of Paragraph 39.4(a).

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          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.
40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.
41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as It was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.
44. Authority; Multiple Parties; Execution.
          (a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
          (b) If this Lease Is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
          (c) This Lease may be executed by the Parties In counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Instrument.
45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease (See Addendum, Paragraph 66).
50. Americans with Disabilities Act. Lessor warrants and represents that the Premises shall be in compliance with the Americans with Disabilities Act (ADA) at occupancy by Lessee. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE

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PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEES INTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On:		On:

By LESSOR:		By LESSEE:
Garaventa Properties,		Endwave Corporation,
a dba of 88 12, a California limited		a Delaware corporation
liability company
By:	88 12, a California limited liability	Name Printed:
Company		Title:
Name Printed:	Joseph Garaventa	By:
Title:		Name Printed:
By:	/s/ Joseph Garaventa	Title :
	Joseph Garaventa, Its COO	Address:
Name Printed:
Title:		Telephone:	(___)
Address:	PO Box 5397	Facsimile:	(___)
Concord, CA 94524		Federal ID No.
Telephone:	(925) 682-0795
Facsimile:	(925) 692-2277
Federal ID No.

BROKER:		BROKER:
Cornish & Carey Commercial. Real Estate		Gallaway Commercial, Inc.
Colliers International.
Attn:	Craig Brinitzer	Attn:	Russel Gallaway
Title:	Senior Vice President	Title:
Address:	1601 Response Road, Suite 160	Address:	10 Fullerton Court, Suite 110
	Sacramento, CA 95815		Sacramento, CA 95825
Telephone:	(916) 920-4400	Telephone:	(916) 929-8878
Facsimile:	(916) 920-0854	Facsimile:	(___)
Federal ID No.		Federal ID No.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687.8777. Fax No.: (213) 687-8616.
© Copyright 2001 — By AIR Commercial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

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[LETTERHEAD OMITTED]
Lease Addendum
ADDENDUM TO STANDARD MULTI-TENANT OFFICE LEASE-GROSS
DATED MAY 20, 2008, BY AND BETWEEN
88 12, A CALIFORNIA LIMITED PARTNERSHIP, DBA GARAVENTA PROPERTIES, AS LESSOR, AND
ENDWAVE CORPORATION, A DELAWARE CORPORATION, AS LESSEE
50.	Base Rent Schedule:

The Monthly Base Rent is based on a triple net lease with Lessee responsible for its pro-rata share of common area maintenance and operating expenses, property taxes and insurance. The following rent schedule shall apply during the initial lease term:

Time Period	Monthly Base Rent PRSF*	Monthly Base Rent
Mos. 1	Free	Free
Mos. 2-12	$1.28	$39,992.32
Mos. 13-24	$1.33	$41,554.52
Mos. 25-36	$1.38	$43,116.72
Mos. 37-48	$1.43	$44,678.92
Mos. 49-61	$1.48	$46,241.12
51.	Operating Expenses:

Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
A. “Operating Expenses” include all costs incurred by Lessor relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to, the following:
(1) The operation, repair, and maintenance in neat clean, safe, good order and condition, of the following:
i.	The Common Areas, including their surfaces, coverings, decorative items, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

ii.	All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used by Lessee, including tenant directories, fire detection systems, sprinkler system maintenance, and repair.
(2) The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;
(3) The cost of any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;
(4) The cost of the premiums for the insurance policies maintained by Lessor, including rental insurance, and any deductible portion of an insured loss concerning the Building or the Common Areas;
(5) The amount of the Real Property Taxes payable by Lessor;
(6) The cost of water, sewer, gas, electricity, and other publically mandated services not separately metered;
(7) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributed to the operation of the Project;
(8) The cost to replace equipment or capital components such as the roof, foundations, or exterior walls, the cost to replace a Common Area capital improvement, such as parking lot paving, elevators or fences, and/or the cost of any capital improvement to the Building or Project. Provided however, that if such equipment or capital component has a useful life for accounting purposes of 5 years or more that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month;

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(9) The cost to replace equipment or improvements that have useful life for accounting purposes of 5 years or less.
(10) Reserves set aside for maintenance, repair, and/or replacement of Common Area improvements and equipment.
B. Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof; shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocation by Lessor to all buildings in the Project.
C. The inclusion of the improvements, facilities and services shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
D. Lessee’s share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expenses, Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency with ten (10) days after delivery by Lessor to Lessee of the statement.
E. Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.
F. Current estimates for Operating Expenses are $0.25 per square foot per month (includes insurance, taxes, property management, and association common area expenses). Lessor shall provide a cap on the annual expenses pass through to Lessee for the normal and reasonable repair and maintenance of the roof equal to $6,000.00 per year. Any repairs and maintenance required to the roof as a result of Lessee’s direct usage and access to the roof shall be exempt form this annual cap amount. Lessor will institute a Roof Maintenance Program to be included within the $6,000.00 annual cap for Lessee for repairs and maintenance. If, after two (2) years, the maintenance and repairs have exceeded $12,000.00, then Lessor shall replace said roof. Lessee is responsible for all utilities and janitorial provided to their premises.
52.	Options to Renew:

Lessee shall have the option to extend the lease for three (3) additional one (1) year terms. All terms and conditions of the lease shall remain the same during the renewal period, except that Base Rent shall be ninety-five percent (95%) of the then prevailing market rent. However, in no event shall the option periods’ commencing rental rate be less than the last year of the previous term. Lessee shall exercise its option by providing Lessor with written notice of its intent at least six (6) months prior to the expiration of the current lease term.

53.	Right to Assign and Sublease:

Lessee shall have the right, subject to Lessor’s written consent, which shall not be unreasonably withheld, delayed, or conditioned to sublease or assign any portion of any space subsequently leased, at any time during the initial lease term and any renewal periods. Any profits that Lessee realizes from the rent received from subletting or assigning the premises shall be split equally between Lessor and Lessee.

Any reorganization, merger, sale, partnership change, withdrawal or addition of a partner, member, assignment, transfer or hypothecation of any partnership or other ownership interest in Lessee that is greater than fifty percent (50%) or has a controlling interest, will be deemed an Assignment or Sublease under the lease.

Neither the use by, nor the subletting to any subsidiary or affiliate of Lessee of all or a portion of the premises will be deemed an assignment or sublease under the lease, so long as said subsidiary or affiliate is not greater than fifty percent (50%) of Lessee and does not have a controlling interest.

54.	Brokers:

Lessee and Lessor each represent and warrant that they have not been represented by any other broker or agent in connection with the negotiation or execution of this lease, except for Gallaway Commercial, Inc./Colliers International, who represents Lessee and Cornish & Carey Commercial Real Estate, who represents Lessor. Lessee shall indemnify and hold harmless Lessor from and against all claims (including costs of defending against and investigating such claims) of any other broker or agent or similar party claiming by, through or under Lessee in connection with this lease. Lessor shall indemnify and hold harmless Lessee from and against all claims (including costs of defending against and investigating such claims) of any other broker or agent or similar party claiming by, through or used Lessor in connection with this lease. After mutual execution hereof, Lessor shall pay to Gallaway Commercial, Inc./Colliers International, a commission in an amount equal to four and one-half percent (4.5%) of the Monthly base rent for months two (2) through sixty-one (61). Fifty percent (50%) of commission shall be paid within thirty (30) days of lease execution and fifty percent (50%) shall be paid within thirty (30) days of occupancy.

55.	Commencement Date:

The Lease Commencement date shall be established as the date that Lessee Improvements are substantially complete subject to Lessee delays as further described in the Work Letter, Paragraph 10. . At such time that Lessor and Lessee have agreed on a general contractor for the work to the Premises, both parties shall endeavor to mutually agree on a reasonable timeline for the construction of the project (“Final Construction Schedule”), which shall include the estimated completion date of Lessee’s Improvements. The Final Construction Schedule shall be attached and made a part of this lease and shall be referenced as Exhibit F to this Lease document.

2.

56.	Termination of the Lease:

Lessee shall have the right to cancel the lease with written notice in the event that Lessee’s Improvements are not completed within sixty (60) calendar days after the estimated completion date in the Final Construction Schedule (Exhibit F), subject to Force Majeure and Lessee delays as specified in Exhibit C, paragraphs 11 and 12.

57.	Lessee Improvement Allowance:

Lessor shall provide Lessee improvements to the Premises per the attached Preliminary Space Plan, attached and referenced as Exhibit E, subject to a mutually agreed final construction cost estimate, which both parties shall endeavor to finalize within fourteen (14) days of execution of the lease at a maximum total cost of $1,249,760.00 or $40.00 per usable square foot including architectural and engineering costs, and permit fees. Lessee shall have the right to amortize up to an additional $156,220.00 or $5.00 per usable square foot using an interest rate of nine percent (9%) per annum on the initial lease term.

Lessor shall secure a minimum of two (2) bids either from ICON General Construction, DeKreek Construction or ASI Construction. Subject to Lessor’s approval, Lessee Improvement work shall be awarded to the low, qualified bidder. Please reference Exhibit C, the Work Letter Agreement, hereby attached for more details on the construction of the Lessee Improvement work.

HVAC
Lessor shall be directly responsible for the cost of providing mechanical/HVAC units in the same unit/tonnage capacity as to what currently exists at the building in good working order at the Lease Commencement Date. Lessor acknowledges that this requirement will require the replacement, and/or repair of many of the existing units on the roof, and that this cost will be borne by Lessor, and not from Lessee’s Improvement Allowance. To the degree that Lessee’s mechanical/HVAC requirement for the premises surpasses the capacity that currently exists on the building, the cost of any additional units and tonnage will be cost borne directly from Lessee’s Improvement Allowance as specified in Paragraph 57.

ADA Lessor will be responsible at Lessor’s sole cost and expense for applicable ADA work to the exterior entry and walkways of the Premises.

58.	Signage:

Lessor shall provide Lessee with monument signage rights. Lessee shall be responsible with all costs associated with design, fabrication, installation, maintenance, and removal at lease termination of all signage. Lessee shall be directly responsible for making sure the signage conforms to all applicable zoning, and CC&Rs for the business park. Additionally, all signage shall be subject to Lessor’s written approval, which shall not be unreasonably withheld or delayed.

59.	First Right of Refusal:

Lessee shall have a First Right of Refusal, after the execution of the lease, for space that is currently available or that may come available during the initial term of the lease in Lessor’s adjacent building at 181 Blue Ravine Road. Lessor shall notify Lessee of its receipt of an acceptable written offer for available space and Lessee shall have forty-eight (48) hours within to notify Lessor of its interest to lease said space, and an additional forty-eight (48) hours from Lessor’s receipt of Lessee’s interest in the space for mutually agreeable terms to be met between the parties.

60.	Roof Rights:

Lessee shall have the right to install a satellite dish, antenna, or other business related equipment subject to Lessor’s approval which shall not be unreasonably withheld. All costs associated with installation, maintenance, and removal at lease termination will be Lessee’s sole responsibility.

61.	Surveillance:

Lessee shall have the right to install surveillance equipment on the exterior of the building subject to Lessor’s approval which shall not be unreasonably withheld. All costs associated with the installation, monitoring, and servicing of surveillance system serving Lessee’s Premises will be Lessee’s sole responsibility.

62.	Insurance:

Lessee shall during the Lease term, at its sole expense, maintain in full force general liability insurance issued by one or more insurance carriers, insuring against liability for injury to death of persons and loss of or damage to property occurring in and on the Premises. Such liability insurance shall name Lessor as an additional insured. The coverage limits for such liability insurance shall be at least Three Million and 00/100 Dollars ($3,000,000.00) combined single limits for bodily injury and property damage per occurrence. Lessee shall provide to Lessor, throughout the lease term, a current Certificate of Insurance indicating that Lessor is an additional insured in the amounts specified herein. Said insurance shall be from an insurance carrier with a rating of “A” or better from the most recent edition of Best Insurance Reports. Lessee shall provide a certificate upon execution of the lease , and annually upon request.

Lessor shall maintain fire and extended coverage, public liability and property insurance to adequately cover the value of the Facility and Premises.

Lessor and Lessee may comply with their insurance obligations hereunder by endorsement to any blanket policy of insurance. Lessor and Lessee shall deliver to each other certificates issued by the insurance carrier or carriers for each liability policy insurance they are required to maintain by this Lease within twenty (20) days after request therefore. Such certificates shall be renewed within thirty (30) days of the expiration of any policy periods evidenced on the certificates. Any insurance required by this Article to be procured by one party for the benefit of another party shall contain a provision that the insurance cannot be terminated without thirty (30) days prior written notice to the other party. All insurance required of a party under this Agreement shall be maintained with insurance companies qualified to do business in the state in which the Premises are located and otherwise reasonably acceptable to the other party.

3.

63.	Indemnity:

Except for the Indemnitee’s gross negligence or willful misconduct, Lessee and Lessor (each an “Indemnitor” when providing indemnity hereunder) will indemnify the other (each an “Indemnitee”) against, and hold Indemnitee harmless from , all claims, liabilities, demands or causes of action, including all reasonable expenses of the Indemnitee incidental thereto, for injury to or death of any person and damage to any property arising within or on the Facility, including the Premises, and caused by Indemnitor’s (i) failure to fulfill and faithfully perform its obligations under this Lease, or (ii) negligent act or omission or the negligent act or omission of any employee or agent of Indemnitor. The liability of Indemnitor to indemnify Indemnitee as herein above set forth shall not extend to any matter against which Indemnitee shall be required to be effectively protected by insurance pursuant to the terms of this Lease, provided that, if any such liability shall exceed the amount of the effective and collectible insurance in question, the liability of Indemnitor shall apply to such excess.

64.	Parking:

Parking is provided by Lessor at a ratio of approximately 3.5 spaces per 1,000 square feet free of charge during the lease term.

65.	Permitted Chemicals:

Lessee to provide a list of the chemicals it is storing at the Premises to Lessor and shall be solely responsible for obtaining any required permits from applicable governmental entities in said regard.

66.	Mediation:

In the event that a good faith dispute arises regarding the performance of any obligation hereunder by either party, or the interpretation of this Agreement affecting obligations, Lessor and Lessee shall engage in management negotiations in an attempt to resolve the dispute.

If after a thirty (30) day period of management negotiations between authorized party representatives the matter is not fully settled, then the parties shall jointly refer the matter to non-binding private mediation under the auspices of the Judicial Arbitration and Mediation Service (“JAMS”) rules for small commercial disputes, by that organization’s San Francisco offices. The mediation shall be conducted as soon as practicable, and be heard by a single mediator chosen by JAMS for that purpose, at a mutually agreeable site in San Francisco or the East Bay area. Each party shall bear its own costs of mediation, regardless of the outcome of the proceeding, and shall comply with the results of any successful mediation.

In the event that the parties are unable to reach agreement in non-binding mediation, the parties shall immediately convert the proceedings to binding arbitration before the same single mediator/arbitrator for a decision on the merits. Each side shall be entitled to conduct limited discovery of the other as permitted by JAMS rules for small commercial arbitrations. Each side shall bear its own expenses. Notwithstanding anything to the contrary in this Agreement, the arbitrator shall be empowered to award reasonable attorney’s fees and costs to the prevailing party if circumstances support doing so in the interests of fairness. The arbitrator’s award shall be binding on the parties, and shall be memorialized by a written arbitral award, including the findings of fact upon which such award shall be based.

By their agreement to this three tier Disputes regime, the parties knowingly and intentionally waive their respective rights to trial on the merits, and agree that the prevailing party may only have access to the California courts in order to perfect the arbitral award.

67.	Guarantor Assurance:

Lessee agrees to post an adjustable Letter of Credit in the amount of $600,000.00 within ten (10) business days of the execution of this lease, in order to secure the value of Lessor provided leasehold improvements to be made prior to the lease commencement date. The Letter of Credit shall not diminish in value until twenty-four (24) months after the Lease Commencement Date, and thereafter shall automatically be reduced 25% per annum ($150,000.00) at the start of the 25th, 37th, 49th, and 61st month of this lease or any extension thereof. This lease shall be null and void in the event the Letter of Credit is not posted within ten (10) business days of the last signatory of this lease.
Agreed and Acknowledged:

Lessor:	88 12, A CALIFORNIA LIMITED PARTNERSHIP, DBA GARAVENTA PROPERTIES

By:	/s/ Joseph Garaventa Joseph Garaventa, its COO	Date: June 2, 2008

Lessee:	ENDWAVE CORPORATION, A DELAWARE CORPORATION

By:	/s/ John J. Mikulsky	Date: May 29, 2008

By:	/s/ James R. Crossen	Date: May 29, 2008

4.

Exhibit 10.24
RULES AND REGULATIONS FOR
STANDARD OFFICE LEASE
Dated: May 20, 1008
By and Between 88 12 , a California limited partnership, dba Garaventa Properties, as Lessor, and Endwave Corporation, a Delaware corporation, as Lessee
GENERAL RULES
     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.
     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.
     3. Lessee shall not make or permit any noise or odors that annoy or Interfere with other lessees or persons having business within the Project.
     4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles Into areas not designated as authorized for same.
     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.
     6. Lessee shall not alter any lock or Install new or additional locks or bolts.
     7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.
     8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.
     9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading In any part of the Project.
     10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.
     11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.
     12. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.
     13. No window coverings, shades or awnings shall be installed or used by Lessee.
     14. No Lessee, employee or invitee shall go upon the roof of the Building without prior consent or Lessor or Lessor’s property manager.
     15. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.
     16. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.
     17. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.
     18. The Premises shall not be used for lodging.
     19. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.
     20. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.
     21. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.
     22. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.
PARKING RULES
     1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”
     2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
     3. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.
     4. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.
     5. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.
     6. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, Injury to persons or loss of property, all of which risks am assumed by the party using the parking area.
     7. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.
     8. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas Is prohibited.
     9. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.
     10. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

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     11. Such parking use as is herein provided is intended merely as a license only and no bailment Is intended or shall be created hereby.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or calf to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687.8777. Fax No.: (213) 687-8616.

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Exhibit 10.24
[LETTERHEAD OMITTED]
SITE PLAN
EXHIBIT A
105 LAKE FOREST WAY
SITE PLAN
[GRAPHIC OMITTED]

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Exhibit 10.24
[LETTERHEAD OMITTED]
LEASE COMMENCEMENT CONFIRMATION
EXHIBIT B
105 LAKE FOREST WAY
LEASE COMMENCEMENT CONFIRMATION
As required under the Lease Agreement (the “Lease”) dated May 20, 2008, between the undersigned parties for space located in the Lake Forest Business Park, in the City of Folsom, County of Sacramento, State of California, the undersigned hereby establish and agree that the term of the Lease, commences on November 1, 2008 and expires on November 30, 2013.
Agreed and Acknowledged:
Lessor: GARAVENTA PROPERTIES, a DBA of 88 12, A CALIFORNIA LIMITED PARTNERSHIP
By: 8812, A CALIFORNIA LIMITED LIABILITY COMPANY

By:	/s/ Joseph Garaventa Joseph Garaventa, its COO	Date: June 2, 2008
Lessee: ENDWAVE CORPORATION, A DELAWARE CORPORATION

By:	/s/ John J. Mikulsky	Date: May 29, 2008

By:	/s/ James R. Crossen	Date: May 29, 2008

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Exhibit 10.24
[LETTERHEAD OMITTED]
WORK LETTER
EXHIBIT C
105 LAKE FOREST WAY
WORK LETTER
(“Turn Key”)
This work letter (“Work Letter”) is attached as Exhibit C to that certain Standard Industrial/Commercial Single-Tenant Lease dated May 20, 2008 (the “Lease”) by and between 88 12, a California limited partnership, dba Garaventa Properties, as Lessor, and Endwave Corporation, a Delaware corporation, as Lessee. Lessor shall cause Substantial Completion (as such term is defined in the Lease Addendum) of ( “The Improvements”) approved by Lessor and Lessee in accordance with this Work Letter, by November 1, 2008 (the “Estimated Commencement Date”).
     1. DEFINITIONS. Unless otherwise defined in this Work Letter, the capitalized terms used herein shall have the meaning assigned to them in the Lease.
     2. REPRESENTATIVES. Lessor hereby appoints Bob Hammons as Lessor’s representative to act for Lessor in all matters covered by this Work Letter. Lessee hereby appoints Patrick O’Sullivan as Lessee’s representative to act for Lessee in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be related to Lessor’s representative or Lessee’s representative, as the case may be. Lessee will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Lessor, including Lessor’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either Lessor or Lessee may change its representative at any time by written notice to the other.
     3. LESSEE SPACE PLAN AND THE IMPROVEMENT ALLOWANCE. Lessor and Lessee hereby approve the preliminary space layout and improvement plan for the Premises, including Lessee’s design criteria and signage (“Lessee Space Plan”) attached to the Lease as Exhibit “E”. Lessor, at Lessor’s sole cost and expense, shall cause The Improvements to be Substantially Complete per the final Construction Schedule, provided that Lessor shall not be obligated to pay in excess of $1,405,980.00 (the “Allowance”) per Addendum, Paragraph 57, The Improvements.
     4. WORKING DRAWINGS. Based upon the approved Lessee Space Plan, Lessor will, through Lessor’s architect or space planner, cause working drawings and specifications for The Improvements (collectively “Working Drawings”) to be prepared and submitted to Lessee for approval by Lessee prior to the formal submittal of the permit application to the City of Folsom. Lessee shall have ten (10) days following receipt of the Working Drawings to approve or disapprove in writing. If Lessee disapproves any portion of the Working Drawings, Lessor shall cause the Working Drawings to be revised and shall re-submit them to Lessee for approval and Lessee shall have ten (10) days following receipt to approve or disapprove in writing. Lessee’s failure to respond within such time shall be deemed approval. The Working Drawings will be prepared by Lessor at Lessor’s sole cost and expense. The Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Lessor’s Work, including, without limitation, complete detailed plans and specifications for Lessee’s partition layout, ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. It is further agreed that all plans and specifications referred to in this Paragraph 4 are subject to Lessor and Lessee’s approval, which shall not be unreasonably withheld, conditioned or delayed.
     5. APPROVAL OF BUDGET. Lessor shall coordinate the completion of cost analysis/budget estimates at each significant phase (conceptual design, design development, and Working Drawings) (each a “Budget”), and shall submit the estimates for Lessee’s approval. Lessee shall have five (5) working days following receipt of the proposed Budget to approve or disapprove in writing. The term "Projected Construction Cost” of the Lessor’s Work shall mean the total cost shown on the most recent Budget presented by Lessor to Lessee. At each stage following Lessor’s submittal of a proposed Budget for Lessee’s approval Lessee may elect either to: (a) approve any revised Budget subsequently submitted by Lessor, or (b) request redesign efforts by the architect/engineer to reduce the Projected Construction Cost to an amount reasonably acceptable to Lessee. If Lessee elects the latter alternative, Lessor shall cause the architect/engineer to cooperate in revising the scope and quality of the Lessor’s Work to effect the required cost reductions. Lessor shall cause architect/engineer to render such redesign.
     6. EFFECT OF APPROVAL; AUTHORIZATION TO PROCEED. Lessee’s approval of Working Drawings (initial or revised) will constitute Lessee’s acknowledgment that such Working Drawings correctly depict the proper layout and design for any and all work to the Premises. Lessee’s written approval of the Working Drawings and the Budget will constitute authorization to Lessor to proceed with and complete construction of Lessee Improvements in the Premises. All of the Improvements called for by the Working Drawings will be performed by Lessor’s contractors engaged by Lessor. Following approval of the Working Drawings, Lessor will submit the Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.
     7. CHANGE ORDERS. Lessee may authorize changes in the Working Drawings and/or The Improvements during construction only by written instructions to Lessor’s representative on a form reasonably approved by Lessor. Also, such changes will be subject to Lessor’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Before commencing any change, Lessor will prepare and deliver to Lessee, for Lessee’s written approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Lessor’s contractor’s overhead. If Lessee fails to approve in writing such change order within three (3) working days, Lessee will be deemed to have withdrawn the proposed change and Lessor will not proceed to perform that change. If Lessee timely approves in writing such change order, Lessee will within ten (10) days of Substantial Completion of the The Improvements, pay to Lessor any amounts payable in connection with such change orders, to the extent Lessor

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provides back-up information showing that such change order resulted in an increase over the Projected Construction Cost set forth in the Budget most recently approved by Lessee.
     8. ACCESS TO THE PREMISES PRIOR TO DELIVERY. Lessor shall allow Lessee and its contractors to enter the Premises at reasonable times prior to the Commencement Date to permit Lessee to install cabling for telephone, computers, work stations and security system, or other work, if any; provided, however, that prior to such entry into the Premises, Lessee shall provide evidence reasonably satisfactory to Lessor that the insurance required to be carried by Lessee, pursuant to the Lease shall be in full force and effect at the time of such entry. Lessee and its representatives shall not interfere with Lessor or Lessor’s contractor in completing The Improvements and Lessee and its representatives shall be subject to all reasonable directives of Lessor and Lessor’s contractors in connection with such entry as well as the use of common areas, restrooms and other facilities. Prior to the commencement of any construction in the Premises, Lessee shall provide Lessor’s representative a proposed work schedule for Lessee’s contractors and other representatives, which schedule shall be subject to Lessor’s reasonable approval. Except to the extent arising from the gross negligence or willful misconduct of Lessor or its employees, contractors, agents or invitees, Lessee agrees that Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee’s property placed upon or installed in the Premises prior to the Lease Commencement Date, the same being at Lessee’s sole risk, and Lessee shall be liable for all injury, loss or damage to persons or premises arising as a result of such entry of the Premises by Lessee or its representatives.
     9. ALTERATIONS. Any alterations or improvements performed by Lessee after Lessor’s delivery of the Premises shall be subject to the provisions of the Lease.
     10. COMPLETION AND COMMENCEMENT DATE. In the event any of the following (each a “Lessee Delay”) shall cause a delay in the Substantial Completion of The Improvements, the Lease Commencement Date shall be adjusted to the date that Substantial Completion would have occurred, but for the Lessee’s Delay:
(a)	Lessee’s failure to timely supply information necessary to complete the Working Drawings or revisions to such drawings;

(b)	Lessee’s change order after approval of the Working Drawings;

(c)	modifications, revisions and changes to the Working Drawings requested by or on behalf of Lessee after approval by Lessee;

(d)	orders to halt or delay The Improvements given by or on behalf of Lessee;

(e)	any delay in the Substantial Completion of The Improvements caused by Lessee’s contractors or materials suppliers involved in constructing The Improvements.
     11. FORCE MAJEURE. This Work Letter is subject to force majeure (“Force Majeure”) which shall mean any delay of Lessor or Lessee’s obligations under this Work Letter beyond the reasonable control of such party for such events as (“Force Majeure Event”) acts of God, fire, flood, earthquake, acts of public enemy, riot, war, acts of terrorism, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies, strike directly affecting construction or transportation of materials or supplies, unusual weather conditions and/or, as to governmental approvals or permits, Lessor is obligated to obtain unusual governmental delays in granting requisite approvals or issuance of permits throughout the construction process or any similar matters.. A Force Majeure Event shall extend the time period set forth in this Work Letter for completion of the affected party’s obligations by the number of days that party has thus been delayed; provided however, that in no event shall any provision of this Work Letter, other than the provisions relating to Lessee Delay, diminish Lessee’s right to terminate the Lease if Landlord shall have failed to deliver the Premises to Lessee by ninety (90) days the date for completion of The Financed Improvements in the final Construction Schedule.
     12. LESSEE RESPONSIBILITY. Lessee shall pay for all costs of the Lessor’s Work in excess of the $1,405,980.00 and shown on a Budget approved by Lessee, within thirty (30) days after Substantial Completion
The Improvements and Lessee’s receiving an invoice and appropriate back-up therefore. The foregoing notwithstanding, under no circumstances shall Lessee be responsible for such change order costs (and Lessor shall bear such excess costs) if (i) such change orders were made by Lessor not Lessee, or (ii) such costs arise from structural, subsurface or other conditions not reasonably anticipated by Lessee in agreeing to the amount of the Base Rent.
     13. WORK LETTER WARRANTIES. Lessor warrants that all Lessor’s Work and the materials used to complete Lessor’s Work (i) shall substantially conform to the Lessee Space Plan and the Working Drawings approved by Lessee, and (ii) shall be free from defects in material and workmanship, for a period of one (1) full year from the date of Substantial Completion or for the duration of any third-party warranty applicable to said work if longer. Lessor shall accordingly promptly repair or replace any such nonconforming defective work or material evidenced within such one (1) year period, or cause the same to be repaired if within any third-party warranty period. Lessor shall make available to Lessee the benefit of any warranties of third parties with respect to Lessor’s Work (to the extent Lessee is responsible for maintaining such items in accordance with the Lease). All warranties that Lessor is required to obtain shall be commercially reasonable. Upon Substantial Completion of Lessor’s Work, Lessor shall provide Lessee with all original warranties required hereunder related to Lessor’s Work.
     14. SUBSTANTIAL COMPLETION. As used herein, “Substantial Completion” of Lessor’s Work means Lessor has materially satisfied fully all of the following conditions with respect to the Lessor’s Work.
(a)	the governmental body having jurisdiction of the Premises shall have inspected the Premises and issued a Certificate of Occupancy or a similar certificate indicating that Lessee is legally entitled to occupy the Premises if such certificate is not then available; provided, however, if such governmental body has not issued a Certificate of Occupancy or a similar certificate because of a Lessee Delay, Lessor’s Work shall be deemed to be Substantially Completed on the date it would have been Substantially Complete but for such Lessee Delay. Lessor shall reasonably cooperate with Lessee in obtaining a Certificate of Occupancy; provided, however, if the applicable governmental entity requires Lessor to obtain the Certificate of Occupancy then Lessor will obtain such Certificate of Occupancy and Lessee shall reasonably cooperate in connection therewith;

(b)	Lessor shall have furnished to Lessee a certificate (executed by Lessor and Lessor’s architect) stating that Lessor’s Work complies with all applicable federal, state, and local Laws and that the construction of the Lessor’s Work has been completed in accordance with the final Lessee Space Plan and Working Drawings approved by Lessee in accordance with this Work Letter;

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(c)	The roof, foundation, structural components, and all building systems serving the Premises are functioning and in good working order and repair; and

(d)	The Premises is in compliance with all laws at the time of permit issuance.
If there is any dispute between Lessor and Lessee as to whether the Lessor’s Work has been Substantially Completed a certificate from an architect reasonably acceptable to both parties, stating that the Lessor’s Work is Substantially Complete, as defined herein, shall be deemed to be conclusive evidence that Lessor’s Work has been Substantially Completed.
     15. LESSEE INSPECTION. Lessee shall be entitled to inspect the construction of The Improvements as it progresses at all reasonable times, and Lessor shall permit Lessee access during the construction of Lessor’s Work.
     16. QUALITY OF CONSTRUCTION. It shall be Lessor’s sole responsibility to ensure that the Working Drawings take into account the features of the Building and the Premises and Lessor’s sole responsibility to cause The Improvements to be constructed in accordance with such Working Drawings approved by Lessee as required by this Work Letter. Lessor agrees to correct, at its sole cost and expense, any portion of The Improvements that does not substantially conform to the Working Drawings which is brought to Lessor’s attention and to indemnify and hold Lessee harmless from any and all losses, damages, claims, or liabilities incurred by Lessee or any third party as a result of any portion of The Improvements not conforming to such Working Drawings. Any inspection of The Improvements by Lessee during or after the performance of the The Improvements shall not constitute a waiver of or relieve Lessor of this ultimate responsibility. It shall further be Lessor’s sole responsibility to construct all of The Improvements in accordance with all laws and any and all covenants or agreements applicable to the Building. The Improvements shall be constructed by Lessor in a good and workmanlike manner using all new materials and equipment, in accordance with the Working Drawings approved by Lessee as required by this Work Letter and, when finished, shall be in a first class condition reasonably comparable to similar facilities being constructed in the Folsom, California area.
     17. LESSOR REPRESENTATIONS. Lessor hereby represents and warrants to Lessee as follows:
          (a) Lessor has substantial experience and has qualified staff available to perform all necessary tasks in connection with the terms of this Work Letter, including but not limited to, locating, designing, acquiring, building, and obtaining permits for such projects.
          (b) Lessor shall submit all applicable plans, drawings and specifications to all governmental authorities, architectural control committees and similar entities or agencies whose approval of Lessor’s Work is required under any laws of any governmental authority or agency having or claiming to have jurisdiction over the Premises and the orders and directions of any court, governmental agency or authority having or claiming jurisdiction over the Premises and all of the necessary approvals, permits and authorizations have been obtained from all such authorities and entities or, if not yet obtained, will be obtained in a timely manner so as to permit the construction of the Premises in accordance with the terms and conditions set forth herein.
          (c) To the best of Lessor’s knowledge and belief, based upon adequate investigation and due diligence, there is no existing default by Lessor under any contract, document or instrument relating to development or construction of the Project [Note: Be sure the term “Project” is defined in the body of the Lease or an Addendum.], and there is no provision in any such contract, document or instrument which would have an adverse effect on Lessor’s ability to fulfill its obligations to Lessee under this Work Letter.
          (d) Lessor’s Building has full and free access to and from public highways, streets or roads as shown on the Site Plan attached to the Lease as Exhibit “A”, all of which are open to the public.
          (e) All water, sewer or waste water treatment system, gas, electric, telephone, drainage and other utility equipment, facilities and services required by laws or necessary for the operation of Lessor’s Building as contemplated by the Lease will be adequate to service the Premises for the use intended by Lessee. Electric and gas will be separately metered to the Premises.
          (f) Currently and upon Substantial Completion of The Improvements, Lessor’s Building will comply with all public and private agreements, covenants, conditions, reservations, restrictions, except for those which must be covered by affirmative title insurance coverage (“Restrictions”), zoning ordinances and other laws, and Lessor shall deliver or cause to be delivered to Lessee evidence satisfactory to Lessee that zoning ordinances, subdivision laws, other land use laws and permits and laws are being and shall be complied with and that all permits required for the construction and operation of the Building have been or will be issued and obtained in order to satisfy the Lessee timetable and schedule with respect to Substantial Completion of Lessor’s Work.
          (g) The general contractor performing The Improvements (a) will be fully licensed by the appropriate governmental authorities to perform the Lessor’s Work and otherwise fulfill their obligations hereunder, (b) shall carry adequate liability insurance to protect Lessee and Lessor from the claims of third parties with respect to construction of Lessor’s Work, and (c) shall carry a bond, if required by law.
          (h) Lessor shall deliver the Premises to Lessee free of liens.
     18. APPROVALS. Lessor shall be responsible for coordinating and obtaining any approvals that may be needed from architectural control committees and the like relating to any covenants, conditions, restrictions or reservations that may encumber the Land.
     19. AFFIDAVIT AND LIEN WAIVERS. Within ninety (90) days after the date on which all work to the premises is Substantially Complete Lessor shall deliver to Lessee, and Lessee shall deliver to Lessor as may be appropriate, the following: an affidavit of any general contractor performing work in the premises, stating that the general contractor and all subcontractors, laborers and materialmen who have performed work on or furnished materials to the Premises (whose names and addresses shall be recited in the affidavit) have been paid in full and that all liens therefore that have been or might be filed have been

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discharged of record or waived (or if not paid, an affidavit setting forth the reasons why the general contractor has not paid its subcontractor, materialmen or laborers).

LESSEE: Endwave Corporation		LESSOR: Garaventa Properties, a dba of 88 12, a California limited liability company

/s/ John J. Mikulsky

Name:	John J. Mikulsky	Name:	/s/ Joseph Garaventa

Joseph Garaventa, its COO

Title:	Exec. Vice-President/COO	Title:	COO

Date:	May 29, 2008	Date:	June 2, 2008

4.

Exhibit 10.24
[LETTERHEAD OMITTED]
EXCLUSIONS TO OPERATING EXPENSES
EXHIBIT D
105 LAKE FOREST WAY
EXCLUSIONS TO OPERATING EXPENSES
Lessor’s operational costs shall not include expenses incurred for business interruption or rental value insurance or:
A.	Legal fees, brokerage fees, leasing commissions, advertising costs of other related expenses incurred by Lessor in connection with the leasing of the premises or any other space in the building/park.

B.	Repairs, alterations, additions, improvements for replacements made to rectify or correct any defect in the original design, material or workmanship of the building or common areas.

C.	Damage and repairs attributable to fire or other casualty.

D.	Damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor’s employees, contractors or agent.

E.	Executive salaries or salaries of service personnel to the extent that such personnel perform services not solely in connection with the management, operations, repair or maintenance of the building.

F.	Lessor’s general overhead expenses not related to the building.

G.	Legal fees, accounting fees, and other expenses incurred in connection with disputes with tenants or occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor’s title to or interest in the building.

H.	Costs incurred due to violation by Lessor or any other Lessee of the building to the terms and conditions of the lease.

I.	Costs (including permits, licensing and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space of Lessees or other occupants, or of vacant space (excluding common areas) in the building.

J.	Any other real estate operating expense, which, under generally accepted accounting principles would not be considered a reasonable maintenance and operating expense. Lessor shall not collect in excess of 100% of operating expense and shall not recover the cost of any items more than once. Endwave Corporation to have the right to audit Lessor’s statements in the event of a dispute involving operating expenses.

K.	Salaries of building management personnel who perform services solely connected with the management, operations, repair or maintenance of building shall not exceed three percent (3%) of the gross revenue.

L.	Alterations, additions, improvements or replacements made to HVAC and any other parts of the roof. Repairs and maintenance of the roof shall be capped at $6,000.00 per year (reference Paragraph 51 of the Lease Addendum).

M.	Any payments and any increase in such payments payable by Lessor with respect to any debts secured by a deed to secure or mortgages on the building or property.

N.	Amortization, debt service, or other payments on loans to Lessor.

O.	Depreciation on building.

P.	The cost incurred in performing work for furnishing services for individual tenants, which work or services are in excess of work and services provided to such Lessee under the lease.

Q.	All costs incurred which are subject to reimbursement by other Lessees of the building or other parties, including expenses for repair or replacement paid by proceeds of insurance or at condemnation awards.

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Exhibit 10.24
[LETTERHEAD OMITTED]
SPACE PLAN
EXHIBIT E
105 LAKE FOREST WAY
PRELIMINARY SPACE PLAN
[GRAPHIC OMITTED]
 1.

Exhibit 10.24
[LETTERHEAD OMITTED]
FINAL CONSTRUCTION SCHEDULE
EXHIBIT F
105 LAKE FOREST WAY
FINAL CONSTRUCTION SCHEDULE
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